Exhibit  16.1

PricewaterhouseCoopers LLP 750 B Street, Suite 2900 San Diego, CA 92101-8122 USA Tel: (619) 744 8000 Fax: (619) 744 8400

June 16, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dear Commissioners:

We have read the statements made by ALARIS Medical Systems Retirement Investment Plan (the "Plan") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan’s Current Report on Form 8-K dated June 9, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,

/s/ PRICEWATERHOUSECOOPERS LLP